UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2019

LONG BLOCKCHAIN CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37808	47-2624098
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12-1 Dubon Court, Farmingdale, NY 11735

(Address of Principal Executive Offices) (Zip Code)

(855) 542-2832

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities Registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01	Entry into a Material Definitive Agreement

On September 19, 2019, Long Blockchain Corp. (the “Company”) entered into a restated share purchase agreement (“Purchase Agreement”), dated as of September 13, 2019, with ECC Ventures 2 Corp. (“ECC2” or “Purchaser”) and the shareholders of Long Island Beverages Corp. (“LIBC” and, when referring to the shareholders, “LIBC Shareholders”), relating to the sale to ECC2 of all issued and outstanding membership interests in Long Island Brand Beverages, LLC (“LIBB”) and all issued and outstanding shares of LIBC (such membership interests and shares, collectively, the “Shares”).

The closing (the “Closing”) of the transactions contemplated by the Purchase Agreement will occur no later than two business days after the last of the closing conditions is satisfied or waived. The Company presently anticipates that the Closing will occur at the beginning of the fourth quarter of 2019.

Upon the Closing, ECC2 shall purchase the Shares of LIBB and LIBC from the Company and the LIBC Shareholders, respectively, in exchange for a combination of cash and common shares of the Purchaser. The aggregate consideration for the Shares will be CA$500,000 (approximately US$375,000) in cash and 15,545,455 common shares of Purchaser. The Purchaser will pay all the cash and 7,000,000 common shares to the Company, and will pay the remaining 8,545,455 common shares to the LIBC Shareholders. Of the common shares to be received by the Company as consideration in the transaction, 3,333,333 common shares shall be transferred to certain third parties as agreed with LIBC, as a result of which the Company will own 3,666,667 common shares. The number of common shares to be received by the Company is subject to a dollar-for-dollar adjustment to the extent the working capital of LIBB at the closing is less than zero, with each common share valued at CA$0.50 per share for purposes of calculating the adjustment.

The Purchase Agreement contains customary representations and warranties and customary covenants of the parties. In addition, the Purchaser must use its best efforts to complete, prior to or concurrently with the Closing, a brokered financing in the aggregate amount of not less than $2,000,000, and must use its best efforts to cause such financing to effectuated through a sale of common shares of the Purchaser at a price of not less than CA$0.50 per share.

The obligations of ECC2, on one hand, and the Company and the LIBC Shareholders, on the other hand, to consummate the transactions contemplated by the Purchase Agreement are subject to certain conditions, including: the accuracy of the representations and warranties of the other party, except as would not have a material adverse effect on the other party; and the compliance in all material respects by the other party with the covenants and agreements required to be performed by it on or prior to the Closing. The obligations of the Purchaser to consummate the transactions contemplated by the Purchase Agreement are further subject to, among other things, the absence of any material adverse effect with respect to the Company, the Purchaser securing financing in the aggregate amount of at least $2,000,000, and the Company not having any debt other than current liabilities and long-term liabilities to be disclosed in its June 30, 2019 balance sheet.

The Purchase Agreement contains indemnification obligations which, subject to certain limitations, may require either the Company or LIBC Shareholders to indemnify the Purchaser, or the Purchaser to indemnify the Company or the LIBC Shareholders, for losses sustained as a result of claims arising from the inaccuracy in or breach of any representations or warranties, or the breach or non-fulfillment of any covenants or obligations, of the indemnifying party in the Purchase Agreement. Subject to certain exceptions, losses are indemnifiable only if they exceed CA$25,000, in which case the indemnifying party shall be liable only for losses in excess of such amount, and the indemnifying party shall not be liable for losses exceeding CA$500,000. When calculating losses arising from a claim, the amount of any liability or damage shall be reduced by (i) any insurance proceeds, indemnity, contribution, or other payment received by the indemnified party and (ii) any tax benefit realized by the indemnified party as a result of the loss with respect to such claim. All payments made by an indemnifying party shall be made through issuance (in case the Purchaser is the indemnifying party) or transfer (in case the Company or the LIBC Shareholders is the indemnifying party) of common shares of the Purchaser, and in any event shall not exceed the aggregate number of such shares issued or received by the indemnifying party pursuant to the Purchase Agreement.

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The Company and the LIBC Shareholders may not, directly or indirectly, solicit acquisition proposals from, enter into discussions or negotiations with, or enter into any agreements with a third party regarding an Acquisition Proposal (as defined in the Purchase Agreement). Notwithstanding the foregoing, the Company may enter into discussions, provide information to, and enter into agreements with a third party in response to an Acquisition Proposal that did not result from a breach of the Purchase Agreement and is reasonably likely to result in a Superior Proposal, if the board of directors of the Company determines that a failure to do so would be inconsistent with its fiduciary duties. A “Superior Proposal” is generally defined to be a bona fide written Acquisition Proposal that did not result from a breach of the Purchase Agreement, is on terms that are superior from a financial point of view (as determined in good faith by the board of directors of the Company after consultation with outside counsel and its financial advisors) and is reasonably likely to be completed.

Both the Company, the LIBC Shareholders and the Purchaser have certain termination rights with respect to the Purchase Agreement, including the following:

●	The Purchase Agreement may be terminated by the Purchaser, on one hand, or the Company or the LIBC Shareholders, on the other hand, upon written notice to the other parties, if the terminating party is not in material breach of the Purchase Agreement, and there has been a breach, inaccuracy in, or failure to perform any representation, warranty, covenant, or agreement by the Purchaser (in case the Company or the LIBC Shareholders is the terminating party) or by the Company or the LIBC Shareholders (in case the Purchaser is the terminating party) that would give rise to the failure of any condition to the terminating party’s obligation to close, and such breach has not been cured within 30 days of the breaching party’s receipt of written notice of such breach.

●	The Purchase Agreement may be terminated by the Purchaser, on one hand, or the Company or the LIBC Shareholders, on the other hand, if any condition to the terminating party’s obligation to close has not been fulfilled by October 31, 2019, unless such failure is due to the failure of the terminating party to comply with the Purchase Agreement.

●	The Purchase Agreement may be terminated by the Company if it enters into a binding agreement for a Superior Proposal. If the Company terminates the Purchase Agreement in order to enter into such a binding agreement, the Company must pay Purchaser a termination fee of $100,000 and any out-of-pocket expenses incurred by the Purchaser in connection with the Purchase Agreement and the transactions contemplated thereby.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of that agreement, a copy of which is filed as an exhibit hereto and is incorporated by reference. The foregoing description also is not intended to modify or supplement any disclosures about the Company in its reports filed with the Securities and Exchange Commission. In particular, the Purchase Agreement and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The Purchase Agreement contains representations and warranties by the Company, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; are made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

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Item 7.01	Regulation FD Disclosure

On September 20, 2019, the Company issued a press release announcing the signing of the Purchase Agreement, which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished under this Item 7.01, including the exhibit related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits:

Exhibit	Description

2.1	Restated Share Purchase Agreement, dated as of September 13, 2019, by and among Long Blockchain Corp., ECC Ventures 2 Corp., and the shareholders of Long Island Beverages Corp.*

99.1	Press release.

* The schedules and similar attachments to the Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will provide a copy of the omitted schedules and similar attachments to the Securities and Exchange Commission or its staff upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2019

LONG BLOCKCHAIN CORP.

By:	/s/ Andy Shape
Name:	Andy Shape
Title:	Chief Executive Officer

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